EXHIBIT 21

LIST OF SUBSIDIARIES

The following is a list of certain Duke Energy subsidiaries (50% owned or greater) and their respective states or countries of incorporation as of December 31, 2016:

Advance SC LLC (South Carolina)
Baker House Apartments LLC (North Carolina)
Bethel Price Solar, LLC (Delaware)
Bison Insurance Company Limited (South Carolina)
Black Mountain Solar, LLC (Arizona)
Caldwell Power Company (North Carolina)
Capitan Corporation (Tennessee)
Caprock Solar 1 LLC (Delaware)
Caprock Solar 2 LLC (Delaware)
Caprock Solar Holdings 1, LLC (Delaware)
Caprock Solar Holdings 2, LLC (Delaware)
Carofund, Inc. (North Carolina)
CaroHome, LLC (North Carolina)
Catamount Energy Corporation (Vermont)
Catamount Energy SC 1 (Scotland)
Catamount Energy SC 2 (Scotland)
Catamount Energy SC 3 (Scotland)
Catamount Rumford Corporation (Vermont)
Catamount Sweetwater 1 LLC (Vermont)
Catamount Sweetwater 2 LLC (Vermont)
Catamount Sweetwater 3 LLC (Vermont)
Catamount Sweetwater 4-5 LLC (Vermont)
Catamount Sweetwater 6 LLC (Vermont)
Catamount Sweetwater Corporation (Vermont)
Catamount Sweetwater Holdings LLC (Vermont)
Catawba Mfg. & Electric Power Co. (North Carolina)
CEC UK1 Holding Corp. (Vermont)
CEC UK2 Holding Corp. (Vermont)
Century Group Real Estate Holdings, LLC (South Carolina)
CGP Global Greece Holdings, SA (Greece)
Cimarron Windpower II, LLC (Delaware)
Cinergy Climate Change Investments, LLC (Delaware)
Cinergy Corp. (Delaware)
Cinergy Global (Cayman) Holdings, Inc. (Cayman Islands)
Cinergy Global Holdings, Inc. (Delaware)
Cinergy Global Power Africa (Proprietary) Limited (South Africa)
Cinergy Global Power, Inc. (Delaware)
Cinergy Global Resources, Inc. (Delaware)
Cinergy Global Tsavo Power (Cayman Islands)
Cinergy Receivables Company LLC (Delaware)
Cinergy Solutions - Utility, Inc. (Delaware)
Claiborne Energy Services, Inc. (Louisiana)

Clear Skies Solar Holdings, LLC (Delaware)
Clear Skies Solar, LLC (Delaware)
Colonial Eagle Solar, LLC (Delaware)
Conetoe II Solar, LLC (North Carolina)
Creswell Alligood Solar, LLC (Delaware)
CS Murphy Point, LLC (North Carolina)
CSCC Holdings Limited Partnership (Canada (British Columbia))
CTE Petrochemicals Company (Cayman Islands)
D/FD Holdings, LLC (Delaware)
D/FD International Services Brasil Ltda. (Brazil)
D/FD Operating Services LLC (Delaware)
DATC Midwest Holdings, LLC (Delaware)
DATC Path 15 Transmission, LLC (Delaware)
DE Nuclear Engineering, Inc. (North Carolina)
DEGS O&M, LLC (Delaware)
DEGS of Narrows, LLC (Delaware)
DEGS Wind Supply II, LLC (Delaware)
DEGS Wind Supply, LLC (Delaware)
DETMI Management, Inc. (Colorado)
Dixilyn-Field (Nigeria) Limited (Nigeria)
Dixilyn-Field Drilling Company (Delaware)
Dogwood Solar, LLC (Delaware)
DS Cornerstone LLC (Delaware)
DTMSI Management Ltd. (British Columbia)
Duke Energy ACP, LLC (Delaware)
Duke Energy Americas, LLC (Delaware)
Duke Energy Arabian Limited (Gibraltar)
Duke Energy Beckjord Storage LLC (Delaware)
Duke Energy Beckjord, LLC (Delaware)
Duke Energy Brazil Holdings I, C.V. (Brazil)
Duke Energy Brazil Holdings II, C.V. (Brazil)
Duke Energy Business Services LLC (Delaware)
Duke Energy Carolinas Plant Operations, LLC (Delaware)
Duke Energy Carolinas, LLC (North Carolina)
Duke Energy China Corp. (Delaware)
Duke Energy Clean Energy Resources, LLC (Delaware)
Duke Energy Commercial Enterprises, Inc. (Indiana)
Duke Energy Corporate Services, Inc. (Delaware)
Duke Energy Florida Project Finance, LLC (Delaware)
Duke Energy Florida Receivables LLC (Delaware)
Duke Energy Florida Solar Solutions, LLC (Delaware)
Duke Energy Florida, LLC (Florida)
Duke Energy Generation Services, Inc. (Delaware)
Duke Energy Global Investments, LLC (Delaware)
Duke Energy Group Holdings, LLC (Delaware)
Duke Energy Group, LLC (Delaware)

Duke Energy Indiana, LLC (Indiana)
Duke Energy Industrial Sales, LLC (Delaware)
Duke Energy International (Europe) Holdings ApS (Denmark)
Duke Energy International Argentina Marketing/Trading (Bermuda) Ltd. (Bermuda)
Duke Energy International Asia Pacific Ltd. (Bermuda)
Duke Energy International Group, Ltd. (Bermuda)
Duke Energy International Holding S.à r.l. (Luxembourg)
Duke Energy International Latin America, Ltd. (Bermuda)
Duke Energy International Netherlands Financial Services B.V. (Netherlands)
Duke Energy International PJP Holdings, Ltd. (Bermuda)
Duke Energy International Uruguay Holdings, LLC (Delaware)
Duke Energy International Uruguay Investments, S.R.L. (Uruguay)
Duke Energy International, LLC (Delaware)
Duke Energy Kentucky, Inc. (Kentucky)
Duke Energy Luxembourg I, S.à r.l. (Luxembourg)
Duke Energy Luxembourg II, S.à r.l. (Luxembourg)
Duke Energy Luxembourg III, S.à r.l. (Luxembourg)
Duke Energy Luxembourg IV, S.à r.l. (Luxembourg)
Duke Energy Marketing America, LLC (Delaware)
Duke Energy Marketing Corp. (Nevada)
Duke Energy Merchants, LLC (Delaware)
Duke Energy North America, LLC (Delaware)
Duke Energy Ohio, Inc. (Ohio)
Duke Energy One, Inc. (Delaware)
Duke Energy Pipeline Holding Company, LLC (Delaware)
Duke Energy Progress Receivables LLC (Delaware)
Duke Energy Progress, LLC (North Carolina)
Duke Energy Receivables Finance Company, LLC (Delaware)
Duke Energy Registration Services, Inc. (Delaware)
Duke Energy Renewable Services, LLC (Delaware)
Duke Energy Renewables Commercial, LLC (Delaware)
Duke Energy Renewables Holding Company, LLC (Delaware)
Duke Energy Renewables NC Solar, LLC (Delaware)
Duke Energy Renewables Solar, LLC (Delaware)
Duke Energy Renewables Wind, LLC (Delaware)
Duke Energy Renewables, Inc. (Delaware)
Duke Energy Royal, LLC (Delaware)
Duke Energy Sabal Trail, LLC (Delaware)
Duke Energy SAM, LLC (Delaware)
Duke Energy Services Canada ULC (British Columbia)
Duke Energy Services, Inc. (Delaware)
Duke Energy Trading and Marketing, L.L.C. (Delaware)
Duke Energy Transmission Holding Company, LLC (Delaware)
Duke Energy Vermillion II, LLC (Delaware)
Duke Investments, LLC (Delaware)
Duke Project Services, Inc. (North Carolina)

Duke Supply Network, LLC (Delaware)
Duke Technologies, Inc. (Delaware)
Duke Ventures II, LLC (Delaware)
Duke Ventures Real Estate, LLC (Delaware)
Duke Ventures, LLC (Nevada)
Duke/Fluor Daniel (North Carolina)
Duke/Fluor Daniel Caribbean, S.E. (Puerto Rico)
Duke/Fluor Daniel El Salvador S.A. de C.V. (El Salvador)
Duke/Fluor Daniel International (Nevada)
Duke/Fluor Daniel International Services (Nevada)
Duke/Fluor Daniel International Services (Trinidad) Ltd. (Trinidad and Tobago)
Duke/Louis Dreyfus L.L.C. (Nevada)
Duke-American Transmission Company, LLC (Delaware)
DukeNet VentureCo, Inc. (Delaware)
Duke-Reliant Resources, Inc. (Delaware)
Eastman Whipstock do Brasil Ltda. (Brazil)
Eastman Whipstock, S.A. (Argentina)
Eastover Land Company (Kentucky)
Eastover Mining Company (Kentucky)
Emerald State Solar Holdings, LLC (Delaware)
Emerald State Solar, LLC (Delaware)
Energy Pipelines International Company (Delaware)
Equinox Vermont Corporation (Vermont)
Everetts Wildcat Solar, LLC (Delaware)
Florida Progress Funding Corporation (Delaware)
Florida Progress, LLC (Florida)
Free State Windpower, LLC (Delaware)
Fresh Air Energy X, LLC (North Carolina)
Frontier Windpower II, LLC (Delaware)
Frontier Windpower, LLC (Delaware)
Garysburg Solar LLC (Delaware)
Gaston Solar LLC (Delaware)
Gato Montes Solar, LLC (Delaware)
Green Frontier Windpower Holdings, LLC (Delaware)
Green Frontier Windpower, LLC (Delaware)
Greenville Gas and Electric Light and Power Company (South Carolina)
Grove Arcade Restoration LLC (North Carolina)
Happy Jack Windpower, LLC (Delaware)
Hardy Storage Company, LLC (West Virginia)
HGA Development, LLC (North Carolina)
Highlander Solar 1, LLC (Delaware)
Highlander Solar 2, LLC (Delaware)
Historic Property Management, LLC (North Carolina)
HXOap Solar One, LLC (North Carolina)
Ironwood Windpower, LLC (Delaware)
Ironwood-Cimarron Windpower Holdings, LLC (Delaware)

ISH Solar Grin, LLC (Delaware)
Kentucky May Coal Company, LLC (Virginia)
Kit Carson Windpower II Holdings, LLC (Delaware)
Kit Carson Windpower II, LLC (Delaware)
Kit Carson Windpower, LLC (Delaware)
KO Transmission Company (Kentucky)
Lancaster Solar LLC (North Carolina)
Laurel Hill Wind Energy, LLC (Pennsylvania)
Long Farm 46 Solar, LLC (North Carolina)
Longboat Solar, LLC (Delaware)
Los Vientos Windpower IA Holdings, LLC (Delaware)
Los Vientos Windpower IA, LLC (Delaware)
Los Vientos Windpower IB Holdings, LLC (Delaware)
Los Vientos Windpower IB, LLC (Delaware)
Los Vientos Windpower III Holdings, LLC (Delaware)
Los Vientos Windpower III, LLC (Delaware)
Los Vientos Windpower IV Holdings, LLC (Delaware)
Los Vientos Windpower IV, LLC (Delaware)
Los Vientos Windpower V Holdings, LLC (Delaware)
Los Vientos Windpower V, LLC (Delaware)
Martins Creek Solar NC, LLC (North Carolina)
MCP, LLC (South Carolina)
Mesquite Creek Wind LLC (Delaware)
Miami Power Corporation (Indiana)
Murphy Farm Power, LLC (North Carolina)
North Allegheny Wind, LLC (Delaware)
North Carolina Renewable Properties, LLC (North Carolina)
NorthSouth Insurance Company Limited (South Carolina)
Notrees Windpower, LP (Delaware)
Ocotillo Windpower, LP (Delaware)
Odom Solar LLC (North Carolina)
PanEnergy Corp. (Delaware)
Path 15 Funding KBT, LLC (Delaware)
Path 15 Funding TV, LLC (Delaware)
Path 15 Funding, LLC (Delaware)
Peak Tower, LLC (Delaware)
Phoenix Energy Technologies, Inc. (Delaware)
PHX Management Holdings, LLC (Delaware)
Piedmont ACP Company, LLC (North Carolina)
Piedmont Constitution Pipeline Company, LLC (North Carolina)
Piedmont ENCNG Company, LLC (North Carolina)
Piedmont Energy Company (North Carolina)
Piedmont Energy Partners, Inc. (North Carolina)
Piedmont Hardy Storage Company, LLC (North Carolina)
Piedmont Interstate Pipeline Company (North Carolina)
Piedmont Intrastate Pipeline Company (North Carolina)

Piedmont Natural Gas Company, Inc. (North Carolina)
PIH Tax Credit Fund III, Inc. (Florida)
PIH Tax Credit Fund IV, Inc. (Florida)
PIH Tax Credit Fund V, Inc. (Florida)
PIH, Inc. (Florida)
Pioneer Transmission, LLC (Indiana)
Powerhouse Square, LLC (North Carolina)
PRAIRIE, LLC (North Carolina)
Progress Capital Holdings, Inc. (Florida)
Progress Energy EnviroTree, Inc. (North Carolina)
Progress Energy, Inc. (North Carolina)
Progress Fuels Corporation (Florida)
Progress Synfuel Holdings, Inc. (Delaware)
Progress Telecommunications Corporation (Florida)
Proyecto de Autoabastecimiento La Silla, S. de R.L. de C.V. (Mexico)
PT Attachment Solutions, LLC (Delaware)
PT Holding Company LLC (Delaware)
Pumpjack Solar I, LLC (Delaware)
RE Ajo 1 LLC (Delaware)
RE AZ Holdings LLC (Delaware)
RE Bagdad Solar 1 LLC (Delaware)
RE SFCity1 GP, LLC (Delaware)
RE SFCity1 Holdco LLC (Delaware)
RE SFCity1, LP (Delaware)
REC Solar Commercial Corporation (Delaware)
Rio Bravo Solar I, LLC (Delaware)
Rio Bravo Solar II, LLC (Delaware)
Rio Bravo Windpower, LLC (Delaware)
River Road Solar, LLC (North Carolina)
RP-Orlando, LLC (Delaware)
Sandy River Timber, LLC (South Carolina)
Seaboard Solar LLC (Delaware)
Seville Solar Holding Company, LLC (Delaware)
Seville Solar Investments One LLC (Delaware)
Seville Solar One LLC (Delaware)
Seville Solar Two, LLC (Delaware)
Shirley Wind, LLC (Wisconsin)
Silver Sage Windpower, LLC (Delaware)
Solar Star North Carolina I, LLC (Delaware)
Solar Star North Carolina II, LLC (Delaware)
SolNCPower10, L.L.C. (North Carolina)
SolNCPower5, LLC (North Carolina)
SolNCPower6, LLC (North Carolina)
South Construction Company, Inc. (Indiana)
Southern Power Company (North Carolina)
Strategic Resource Solutions Corp., A North Carolina Enterprise Corporation (North Carolina)

Summit Wind Energy Mesquite Creek, LLC (Delaware)
Sweetwater Development LLC (Texas)
Sweetwater Wind 4 LLC (Delaware)
Sweetwater Wind 5 LLC (Delaware)
Sweetwater Wind 6 LLC (Delaware)
Sweetwater Wind Power L.L.C. (Texas)
Tarboro Solar LLC (Delaware)
Taylorsville Solar, LLC (Delaware)
TBP Properties, LLC (South Carolina)
TE Notrees, LLC (Delaware)
TE Ocotillo, LLC (Delaware)
Texas Eastern Arabian S.à r.l. (Luxembourg)
Texoma Wind Holdings, LLC (Delaware)
Texoma Wind, LLC (Delaware)
Three Buttes Windpower, LLC (Delaware)
Top of the World Wind Energy Holdings LLC (Delaware)
Top of the World Wind Energy LLC (Delaware)
TRES Timber, LLC (South Carolina)
Tri-State Improvement Company (Ohio)
TX Solar I LLC (Delaware)
Victory Solar LLC (Delaware)
Washington Airport Solar, LLC (Delaware)
Washington Millfield Solar, LLC (Delaware)
Washington White Post Solar, LLC (Delaware)
Wateree Power Company (South Carolina)
West Texas Angelos Holdings LLC (Delaware)
Western Carolina Power Company (North Carolina)
Wild Jack Solar Holdings LLC (Delaware)
Wild Jack Solar LLC (Delaware)
Wildwood Solar I, LLC (Delaware)
Wildwood Solar II, LLC (Delaware)
Wind Star Holdings, LLC (Delaware)
Wind Star Renewables, LLC (Delaware)
Windsor Cooper Hill Solar, LLC (Delaware)
Winton Solar LLC (Delaware)
WNC Institutional Tax Credit Fund, L.P. (California)
Woodland Solar LLC (Delaware)
Zephyr Power Transmission LLC (Delaware)